Exhibit 99.1

IN THE DISTRICT COURT OF JOHNSON COUNTY, KANSAS

MONICA ROSS-WILLIAMS, derivatively,         )
on behalf of SPRINT NEXTEL                 )
CORPORATION,                    )
)
Plaintiff,        )
)
vs.                        )    Civil Action No. 11-cv-00890
)
ROBERT R. BENNETT, GORDON M.            )
BETHUNE, LARRY C. GLASSCOCK,             )
JAMES H. HANCE, JR., DANIEL R. HESSE,        )    NOTICE OF PENDENCY AND
V. JANET HILL, IRVINE O. HOCKADAY, JR.,        )    PROPOSED SETTLEMENT OF
FRANK IANNA, SVEN-CHRISTER NILSSON,    )    STOCKHOLDER ACTIONS
WILLIAM R. NUTI, RODNEY O’NEAL, GARY    )
D. FORSEE, PAUL N. SALEH and WILLIAM         )
G. ARENDT,                        )
)
Defendants,        )
)
and                        )
)
SPRINT NEXTEL CORPORATION, a Kansas        )
Corporation,                        )
Nominal Defendant.    )

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF STOCKHOLDER ACTIONS

TO:
ALL RECORD AND BENEFICIAL OWNERS OF SPRINT CORPORATION (“SPRINT”) COMMON STOCK AS OF FEBRUARY 22, 2016, AND WHO CONTINUE TO HOLD THEIR SPRINT COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF SPRINT, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT SPRINT STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF SPRINT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS

ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
YOU ARE HEREBY NOTIFIED, pursuant to Kansas law and an Order from the Honorable James F. Vano of the District Court of Johnson County, Kansas (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Sprint Nextel Corporation (now known as Sprint) and the Individual Defendants in connection with the above-captioned stockholder derivative action (the “Ross-Williams Action”) and substantially similar derivative actions pending in both the Court and United States District Court for the District of Kansas captioned Randolph v. Forsee, et al., No. 10CV06261 (Johnson Cnty. Dist. Ct., Kan.), Price v. Forsee, et al., No. 11CV03257 (Johnson Cnty. Dist. Ct., Kan.), and Murphy v. Forsee, et al., No. 2:09-cv-02242-EFM/KMH (D. Kan.), (collectively, with the Ross-Williams Action, the “Actions”). The Actions are respectively referred to herein as the Ross-Williams Action, the Randolph Action, the Price Action, and the Murphy Action.2
Plaintiffs filed the Actions derivatively on behalf of Sprint to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breaches of their fiduciary duties
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1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement, fully executed as of February 22, 2016 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the District Court of Johnson County, Kansas, Johnson County Courthouse, 100 N. Kansas Ave., Olathe, KS, 66061-3273 or by visiting Sprint’s website at investors.sprint.com. The Stipulation is also available for viewing on the following websites www.weiserlawfirm.com and www.schubertlawfirm.com.

2 The Actions are respectively referred to herein as the Ross-Williams Action, the Randolph Action, the Price Action, and the Murphy Action.

and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.
As explained below, a Settlement Hearing will be held before the Court on May 26, 2016 at 9:00 a.m., before the Honorable James F. Vano, of the District Court of Johnson County, Kansas, Johnson County Courthouse, 100 N. Kansas Ave., Olathe, KS, 66061-3273, to determine (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Sprint and Current Sprint Stockholders3 and should be finally approved by the Court; (ii) whether a Final Order and Judgment finally approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Ross-Williams Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award, including any Incentive Awards, should be finally approved. At the Settlement Hearing, the Court may also hear or consider such other matters as the Court may deem necessary and appropriate.
You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award, including any Incentive Awards, as set forth in the Stipulation,
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3     Current Sprint Stockholders is defined as all record and beneficial owners of Sprint common stock as of February 22, 2016, and who continue to hold their Sprint common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Sprint, members of their immediate families, and any entity in which Individual Defendants have or had a controlling interest.

unless otherwise ordered by the Court, but will be forever bound by the Final Order and Judgment to be entered, the dismissal of the Actions with prejudice, and any and all of the releases set forth in the Stipulation.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current Sprint Stockholder.
I.    BACKGROUND

A.	Allegations in the Actions
As alleged in the Actions, in December 2004, Sprint announced that it would acquire Nextel Communications (“Nextel”) in what was touted as a “merger of equals.” On August 12, 2005, Sprint completed the purchase of Nextel for $37.8 billion (the “Merger”).
In connection with the Merger, Sprint booked $15.6 billion - the amount that the purchase price exceeded the fair value of Nextel’s assets - as goodwill. This purchase price reflected anticipated synergies from integrating Sprint’s Code Division Multiple Access (“CDMA”) technology with Nextel’s proprietary network, called iDEN. However, according to the allegations raised in the Actions, integration efforts following the Merger were plagued by serious problems, including difficulty maintaining subscribers and Sprint's inability to successfully integrate the CDMA and iDEN technologies.
Plaintiffs alleged in the Actions that the Individual Defendants disseminated misleading public statements that concealed the significant post-Merger problems, including with regard to Sprint's subscriber base, the extension of credit, and difficulty consolidating the CDMA and iDEN networks. In addition, Plaintiffs have alleged that the Board approved stock buybacks that resulted in Sprint expending over $3.5 billion of Company money to repurchase its own stock at inflated prices. According to allegations in the Actions, some insiders at Sprint also profited by selling their personal shares of Sprint stock while in possession of nonpublic information.
Ultimately, as alleged in the Actions, on February 28, 2008, the Company disclosed that it was going to record a non-cash goodwill impairment charge of $29.7 billion in the fourth quarter of fiscal year 2007. The next day, Sprint filed its Annual Report on Form 10-K for fiscal year 2007, which began to reveal information about, among other things, Sprint's subscriber loss and efforts at Sprint to extend credit to subscribers that were allegedly inconsistent with statements made to shareholders. On that date, Sprint’s stock fell by approximately 10%.

B.	Procedural Background of the Actions
The Murphy Action was initiated on April 3, 2009 in the State Court alleging that pre-suit demand on the Board was excused and asserting claims against the Individual Defendants for breaches of fiduciary duty, abuse of control, waste of corporate assets, and gross mismanagement. Defendants removed the Murphy Action to the Federal Court on May 7, 2009.4
On March 10, 2010, plaintiff Ross-Williams issued a pre-suit demand on the Board pursuant to Kan. R. Civ. P. 60-223A (the “Demand”). On November 15, 2010, counsel for Ross-Williams received a letter from the Company’s counsel, formally refusing the Demand. Plaintiff Ross-Williams filed the above-captioned Ross-Williams Action on Sprint’s behalf on February 25, 2011 in the State Court, alleging that the Demand had been wrongfully refused by the Board, and asserting claims against the Individual Defendants for breach of fiduciary duty, failure to properly oversee and manage the Company, unjust enrichment, abuse of control, and waste of corporate assets.
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4 Plaintiff Murphy was substituted as plaintiff to the Murphy Action in place of Arthur I. Murphy, Jr., IRA by order of the Federal Court dated April 20, 2012.

On July 14, 2010, plaintiff Randolph filed the Randolph Action in the State Court, alleging that pre-suit demand on the Board was excused and asserting claims against the Individual Defendants for breaches of fiduciary duty, waste of corporate assets and unjust enrichment. Defendants subsequently removed the Randolph case to the Federal Court. On December 13, 2010, after substantial briefing relating to the issue of federal jurisdiction, the Honorable Julie A. Robinson granted plaintiff Randolph’s motion for remand, and remanded the Randolph Action to the State Court.
Plaintiff Price filed the Price Action on April 15, 2011 in the State Court, alleging that pre-suit demand on the Board was excused and asserting a claim for declaratory relief.
In all four Actions filed by Plaintiffs between April 2009 and April 2011, Plaintiffs negotiated case management orders generally providing for: (a) an extension of the obligation of any defendant to respond to the complaint through the completion of discovery in the factually related securities class action, captioned Bennett v. Sprint Nextel Corporation, et al., Case No. 09-CV-2122-EFM-GEB (D. Kan.) (the “Securities Class Action”); and (b) access to all discovery taken in the Securities Class Action, including documents and deposition transcripts. Pursuant to these orders, Plaintiffs’ Counsel received approximately 460,000 documents spanning approximately 2.5 million pages.
Plaintiffs’ Counsel coordinated efforts to strategically review the documents produced by Defendants. The document review by Plaintiffs’ Counsel was conducted almost entirely on a single document review management platform, ensuring that the same document was not unnecessarily reviewed and coded twice. Potentially hot documents identified by key word searches or advanced software analytics were assigned in batches to attorneys to review and code. Attorneys reviewing and coding documents were also repeatedly encouraged to make use of “mass” coding features, which enabled reviewing attorneys to efficiently code near duplicate or related documents in bulk. Counsel overseeing the document review also made use of features in the document review management platform to monitor the progress and efficiency of the attorneys reviewing and coding the documents. Deposition transcripts from the Securities Class Action were also reviewed and summarized. In all, Plaintiffs’ Counsel efficiently reviewed and coded over 103,600 documents, or 22.5% of the discovery production.
On or around June 25, 2013, Sprint shareholders voted to approve a merger transaction by which SoftBank Group Corp. (“SoftBank”) acquired over 70% of Sprint’s stock, while Sprint shareholders who did not sell their holdings for cash, in exchange for their Sprint stock, were given stock in a new company, Sprint Corporation.
Also in June 2013, Plaintiffs’ Counsel began a coordinated effort to prepare a lengthy amended complaint to be potentially filed in their Actions. The amended complaint, which has not yet been filed, reflects and cites extensive material uncovered and analyzed by counsel in connection with their review of discovery produced by Defendants.
On July 10, 2013, Sprint and SoftBank announced completion of the merger, and as a result, SoftBank became the owner of over 70% of Sprint.

C.	Settlement Negotiations
Plaintiffs’ Counsel used the discovery from the Securities Class Action that had been reviewed as of December 2012 to prepare a lengthy, detailed, formal settlement demand (the “Settlement Demand”), which was set forth in a letter to counsel for Defendants dated December 11, 2012. In the Settlement Demand, counsel identified findings from the document review, including numerous apparent deficiencies in the Company’s internal controls and corporate governance policies relating to the claims asserted in the Actions. The Settlement Demand proposed a broad set of corporate governance and internal control reforms to address the apparent deficiencies.
The Parties subsequently participated in an in-person mediation on July 8, 2104 (the “First Mediation”), before the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the “Mediator” or “Judge Phillips”) in New York City. In connection with the First Mediation and negotiations that followed shortly thereafter, the Parties made significant progress in establishing the general framework for a potential settlement of the Actions.
In October 2014, Plaintiffs’ Counsel retained Dr. James Tompkins (“Dr. Tompkins”) of Board Evaluation Services, Inc. to assist with the evaluation of Sprint’s corporate governance and the preparation of detailed corporate governance reforms.
On December 12, 2014, Plaintiffs’ Counsel provided the Mediator with an extensive, detailed corporate governance term sheet that Plaintiffs’ Counsel prepared with the assistance of Dr. Tompkins.
As settlement negotiations continued, a second in-person mediation (the “Second Mediation”) was conducted with Judge Phillips on March 9, 2015 in New York City. In connection with the Second Mediation, Plaintiffs’ Counsel provided the Mediator with substantial briefing concerning the findings from the coordinated document review and Defendants’ directors’ and officers’ (“D&O”) insurance coverage, which Plaintiffs’ Counsel analyzed with the assistance of an insurance expert. While the Actions were not resolved at the Second Mediation, significant strides were made regarding the details of the corporate governance reforms demanded by Plaintiffs, and settlement discussions continued thereafter with the substantial assistance of the Mediator.

A third in-person mediation (the “Third Mediation,” and together with the First Mediation and the Second Mediation, the “Mediations”) was held with Judge Phillips in New York City on December 11, 2015. With the substantial assistance of Judge Phillips, the Parties reached an agreement in principle to settle the Actions at the Third Mediation. After the Parties agreed on corporate governance reforms to be adopted and implemented at Sprint, the Mediator issued a “Mediator’s Proposal” regarding counsel fees for Plaintiffs’ Counsel, which all Parties accepted. The Parties thereafter executed a term sheet dated December 11, 2015. The Parties subsequently negotiated and executed the Stipulation.

II.    PLAINTIFFS’ Counsel’s Investigation and Research, Plaintiffs’ CLAIMS, AND THE BENEFITS OF
SETTLEMENT
Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Actions, including, but not limited to: (1) inspecting, analyzing, and reviewing Sprint’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) counsel for Ross-Williams drafting the pre-suit Demand; (3) drafting and filing the respective complaints in the Actions; (4) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (5) researching and analyzing corporate governance issues and working with a corporate governance expert in connection with preparing and negotiating corporate governance reforms; (6) preparing and submitting multiple detailed mediation statements in connection with the Mediations, including a mediation statement analyzing Defendants’ D&O insurance coverage prepared with the assistance of an insurance expert; (7) preparing and submitting detailed settlement demands; (8) participating in the three rounds of Mediations; (9) strategically searching, reviewing and/or analyzing approximately 2.5 million pages of non-public documents produced by Defendants; and (10) participating in extensive settlement discussions with counsel for the Defendants.
Plaintiffs’ Counsel believes that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including any potential trial(s) and appeal(s), Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Sprint and its stockholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.
III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Sprint, or any wrongdoing whatsoever. Without admitting the validity of any of the claims Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Sprint and its stockholders.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever by any Person in the Actions, or any other actions or proceedings, whether civil, criminal, or administrative.
IV.    THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable James F. Vano on May 26, 2016 at 9:00 a.m. at the District Court of Johnson County, Kansas, Johnson County Courthouse, 100 N. Kansas Ave., Olathe, KS, 66061-3273 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment finally approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Ross-Williams Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award, including any Incentive Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current Sprint Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.    THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The following is only a summary of its terms.
The benefits of the Settlement consist of corporate governance reforms (the “Reforms”), the terms of which are fully set forth in Exhibit A attached to the Stipulation. Sprint acknowledges that the Actions were a substantial factor for the Reforms enacted or to be enacted since the filing of the Actions. Defendants agree that the Reforms confer a material benefit on Sprint and Current Sprint Stockholders. Within thirty (30) calendar days of the entry by the Court of the Final Order and Judgment approving the Settlement, Sprint, through its Board, shall adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented. Except where specified otherwise, the Reforms shall be maintained for a period of three (3) years from the date of implementation, subject to the terms and conditions set forth in Exhibit A to the Stipulation.
VI.    DISMISSAL AND RELEASES
In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Actions and any other Released Claims.
Upon the Effective Date, Sprint, Plaintiffs (acting on their own behalf and derivatively on behalf of Sprint), and each of Sprint stockholders (solely in their capacity as Sprint stockholders) shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled, released, relinquished, extinguished, discharged, and dismissed with prejudice as against any of the Defendant Released Persons any and all of Plaintiffs’ Released Claims (including Unknown Claims) and shall forever be barred and enjoined from instituting, commencing or prosecuting any and all of Plaintiffs’ Released Claims against any of the Defendant Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.
Upon the Effective Date, each of the Defendant Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled, released, relinquished, extinguished, discharged, and dismissed with prejudice as against any of the Plaintiff Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against any of the Plaintiff Released Persons.
Nothing in the Stipulation or the Released Claims shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
VII.    ATTORNEYS’ FEES AND EXPENSES
After negotiation of the principal terms of the settlement, Plaintiffs’ Settlement Counsel and Sprint separately negotiated at arm’s length the amount of attorneys’ fees and expenses for Plaintiffs’ Counsel, with the substantial assistance and oversight of Judge Phillips. In accordance with the “Mediator’s Proposal” made by Judge Phillips and accepted by the Parties, Sprint has agreed to pay or cause to be paid to Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of four million two hundred fifty thousand dollars ($4,250,000) (the “Fee Award”), subject to approval by the Court. Plaintiffs’ Counsel may also apply on behalf of Plaintiffs for incentive awards in the amount of $5,000 each (the “Incentive Awards”) in recognition of Plaintiffs’ participation and efforts in the prosecution of the Action. The Incentive Awards shall be funded from the Fee Award, to the extent that this Settlement is approved in whole or in part. Neither Sprint nor any of the Individual Defendants shall be liable for any portion of any Incentive Award.

VIII.    THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
Any Current Sprint Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee Award, including any Incentive Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Sprint Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered approving the Settlement, or the Fee Award, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of Sprint common stock, including the number of shares of Sprint common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Sprint Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Sprint Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker THE WEISER LAW FIRM, P.C. 22 Cassatt Ave, Suite 100 Berwyn, PA 19312 Counsel for Plaintiff Ross-Williams	Dustin Schubert SCHUBERT JONCKHEER & KOLBE LLP Three Embarcadero Center, Suite 1650 San Francisco, California 94111 Counsel for Plaintiff Price
Scott D. Musoff
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
Four Times Square
New York, New York 10036

Counsel for Individual Defendants Gary D. Forsee, Paul N. Saleh, Barry J. West, Mark E. Angelino, Timothy E. Kelly, William G. Arendt, and nominal defendant Sprint Nextel Corporation

W. Perry Brandt
BRYAN CAVE LLP
1200 Main Street, Suite 3500
Kansas City, MO 64105
Telephone: (816) 374-3206

Counsel for Individual Defendants Robert R. Bennett, James H. Hance, Jr., Irvine O. Hockaday, Jr., Gordon M. Bethune, Larry C. Glasscock, V. Janet Hill, Rodney O’Neal, Keith J. Bane, Linda K. Lorimer, William E. Kennard, William H. Swanson, and Frank M. Drendel

Any Current Sprint Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee Award, including any Incentive Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Final Order and Judgment to be entered, the dismissal of the Actions with prejudice, and any and all of the releases set forth in the Stipulation.

IX.    CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) the dismissal with prejudice of the Ross-Williams Action without the award of any damages, costs, fees, or the grant of any further relief, except as provided in the Stipulation; (b) the dismissal with prejudice of the Randolph Action, the Murphy Action, and the Price Action; (c) the entry by the Court of the Final Order and Judgment and providing for the dismissal with prejudice of the Ross-Williams Action and granting the release of the Released Claims; (d) the inclusion in the Final Order and Judgment of a provision enjoining Plaintiffs and Sprint stockholders from asserting any of the Plaintiffs’ Released Claims; and (e) the Settlement becoming Final. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Final Order and Judgment does not occur, the Stipulation shall be null and void and of no force and effect and the Parties to the Stipulation will be restored to their respective positions in the Actions as of the date immediately preceding the date of the Stipulation.

X.    EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which may be inspected at the District Court of Johnson County, Kansas, Johnson County Courthouse, 100 N. Kansas Ave., Olathe, KS, 66061-3273, during business hours of each business day, or by visiting Sprint’s website at investors.sprint.com. The Stipulation is also available for viewing on the following websites www.weiserlawfirm.com and www.schubertlawfirm.com.
Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 225-2678

Counsel for Plaintiff Ross-Williams

Dustin Schubert
SCHUBERT JONCKHEER & KOLBE LLP
Three Embarcadero Center, Suite 1650
San Francisco, California 94111
Telephone: (415) 788-4220
Facsimile: (415) 788-0161

Counsel for Plaintiff Price

PLEASE DO NOT TELEPHONE THE COURT OR SPRINT
REGARDING THIS NOTICE.

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